PROXY CARD DATED OCTOBER 2, 2017

PROXY TABULATOR	2 EASY WAYS TO VOTE YOUR PROXY

[●] [●]	Vote by Mail: Check the appropriate boxes on the reverse side of this proxy card, date and sign below and return in the postage-paid envelope provided.

Vote by Phone: Call free 1-301-543-8881

form of proxy for special meeting of shareholders
Existing Fund

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned constitutes and appoints Bo Howell and Natalie Anderson, and each of them singly, with power of substitution, attorneys and proxies for and in the name and place of the undersigned to represent and to vote all shares of the Meehan Focus Fund, a series of Meehan Mutual Funds, Inc., held of record by the undersigned on August 15, 2017, as designated below, at the special meeting of shareholders of the Meehan Focus Fund at the offices of Ultimus Fund Solutions, LLC at 225 Pictoria Drive, Suite 450, Cincinnati, Ohio 45246, on October 20, 2017 at 10:30 a.m., Eastern time, and at any adjournments or postponements thereof.

This proxy will be voted as specified. By voting by telephone or by signing and dating this proxy card, you authorize the proxies to vote the proposals as indicated or marked, or if not indicated or marked, to vote “FOR” the proposals, and to use their discretion to vote for any other matter as may properly come before the meeting or any adjournments or postponements thereof. Even if you plan to attend the special meeting, to help ensure that your vote is represented, please vote (1) by telephone; or (2) by completing and mailing this proxy card at once in the enclosed envelope. If you vote by telephone, you do not need to mail in your proxy card.

Dated: ____________________, 2017

Signature(s)

The signature on this proxy should correspond exactly with the name of the shareholder as it appears on the proxy. If stock is issued in the name of two or more persons, each should sign the proxy. If a proxy is signed by an administrator, trustee, guardian, attorney or other fiduciary, please indicate full title as such.

Please fill in boxes as shown using black or blue ink or number 2 pencil.
PLEASE DO NOT USE FINE POINT PEN

The Board of Trustees of Meehan has approved the Reorganization and recommends that you vote “FOR” the Reorganization.

1.
A proposal to approve the reorganization of the Meehan Focus Fund, a series of Meehan Mutual Funds, Inc., into the Meehan Focus Fund, a new series of the Ultimus Managers Trust, pursuant to the Agreement and Plan of Reorganization and Termination .

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	To transact such other business that may properly come before the special meeting or any postponements or adjournments thereof.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Please check box at right if you will be attending the meeting.	☐

PLEASE SIGN AND DATE ON THE REVERSE SIDE.